Exhibit 99.1

IronNet Announces Receipt of Continued Listing Standard Notice from NYSE

McLean, VA (January 27, 2023) – IronNet, Inc. (NYSE: IRNT) announced today that it received written notice on January 24, 2023 from the New York Stock Exchange (NYSE) that the Company is not in compliance with the NYSE continued listing standards, which require it to maintain: (i) a minimum average closing price of at least $1.00 per share over a consecutive 30-day trading period; and (ii) an average global market capitalization of at least $50.0 million over a consecutive 30-day trading period and, at the same time, a total stockholders’ equity equal to or greater than $50.0 million. In accordance with applicable NYSE procedures, the Company has 45 days from receipt of the notice to submit a plan that would bring it into compliance with the minimum global market capitalization listing standard within 18 months of receipt of the notice. As previously announced, the Company has until April 25, 2023 to achieve compliance with the minimum share price listing standard deficiency.

The Company intends to develop and submit a plan to bring it into compliance with the NYSE listing standards within the required time-frame by pursuing measures that are in the best interests of the Company and its shareholders.

The notice has no immediate impact on the Company’s common stock, and provided the NYSE approves the plan, the Company’s common stock will continue to be listed and traded on the NYSE under its existing ticker symbol, with the addition of a suffix indicating the “below compliance” status of its common stock, as “IRNT.BC.” The notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material equity and debt financing agreements.

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today. For more information, visit www.ironnet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding IronNet’s intent to submit a plan bring it into compliance with the NYSE listing standards. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: IronNet’s ability to continue as a going concern; risks and uncertainties associated with a potential filing for relief under the United States Bankruptcy Code; IronNet’s inability to recognize the anticipated benefits of collaborations with IronNet’s partners and customers; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; the performance of IronNet’s products; potential litigation involving IronNet; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in IronNet’s Annual Report on Form 10-K for the year ended January 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022, IronNet’s most recent Quarterly Report on Form 10-Q for the quarter ended July 31, 2022, filed with the SEC on September 14, 2022, and other documents that IronNet files with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IronNet Contacts:

IronNet Investor Contact: IR@ironnet.com

IronNet Media Contact: Media@ironnet.com